SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM T-1

                    STATEMENT OF ELIGIBILITY

              UNDER THE TRUST INDENTURE ACT OF 1939

          OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(B)(2)




               THE FIRST NATIONAL BANK OF CHICAGO
       (Exact name of trustee as specified in its charter)

A National Banking Association                          36-0899825
                                                  (I.R.S. employer
                                                    identification
                                                           number)

One First National Plaza, Chicago, Illinois            60670-0126
(Address of principal executive offices)               (Zip Code)

               The First National Bank of Chicago
              One First National Plaza, Suite 0286
                  Chicago, Illinois  60670-0286
     Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
    (Name, address and telephone number of agent for service)




                     DUQUESNE LIGHT COMPANY
       (Exact name of obligor as specified in its charter)

     Pennsylvania                                       25-0451600
(State or other jurisdiction of                   (I.R.S. employer
incorporation or organization)                      identification
                                                           number)

One Oxford Center
301 Grant Street                                             15279
Pittsburgh, Pennsylvania                                (Zip Code)
(Address of Principal Executive Offices)

                           Debentures

                 (Title of Indenture Securities)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION
          AS TO THE TRUSTEE:

          (A)  NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISION
               AUTHORITY TO WHICH IT IS SUBJECT.

               Comptroller of Currency, Washington, D. C., Federal Deposit Insurance Corporation, Washington, D. C.,
               The Board of Governors of the Federal Reserve
               System, Washington, D. C.

          (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
               POWERS.

               The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR IS AN
          AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

               No such affiliation exists with the trustee.

ITEM 16.  LIST OF EXHIBITS.  LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not applicable.

          6.   The consent of the trustee required by Section
               321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.

* EXHIBITS 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 22nd day of April, 1994.


                              The First National Bank of Chicago,
                              Trustee,


                              By:  /s/ Steven M. Wagner
                                   ----------------------------
                              Steven M. Wagner
                              Vice President & Senior Counsel
                              Corporate Trust Services Division

                            EXHIBIT 6


               THE CONSENT OF THE TRUSTEE REQUIRED
                   BY SECTION 321(B) OF THE ACT


                                        April 22, 1994


Securities and Exchange Commission
Washington, D. C.  20549

Gentlemen:

In connection with the qualification of an indenture between Duquesne Light Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                         Very truly yours,

                         THE FIRST NATIONAL BANK OF CHICAGO



                         By:  /s/ Steven M. Wagner
                              ---------------------------------
                              Steven M. Wagner
                              Vice President and Senior Counsel
                              Corporate Trust Services Division

                            EXHIBIT 7


     A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:     The First National Bank of Chicago
Call Date:  12/31/93     ST-BK:  17-1630 FFIEC 031                    Page RC-1
Address:                 One First National Plaza, Suite 0460
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERICAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1993

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                              DOLLAR AMOUNTS                     C400      <-
                                                        IN THOUSANDS
RCFD      BIL MIL THOU


ASSETS
1.   Cash and balances due
     from depository institutions
     (from Schedule RCA-A):
     a.   Noninterest-bearing
          balances and currency
          and coin(1).............                0081      3,552,441       1.a.
     b.   Interest-bearing
          balances(2).............                0071      5,687,085       1.b.
2.   Securities (from
     Schedule RC-B)...............                0390        470,252       2
3.   Federal funds sold and
     securities purchased under
     agreements to resell in
     domestic offices of the
     bank and its Edge and
     Agreement subsidiaries,
     and in IBFs:
     a.   Federal Funds sold                      0276      3,985,638       3.a.
     b.   Securities purchased
     under agreements to
     resell......................                 0277        880,886       3.b.
4.   Loans and lease financing
     receivables:
     a.   Loans and leases,
     net of unearned income
     (from Schedule RC-C).......   RCFD 2122
                                   13,308,340                               4.a.
     b.   LESS: Allowance for
     loan and lease losses......   RCFD 3123
                                   339,885                                  4.b.
     c.   LESS: Allocated
     transfer risk reserve......   RCFD 3128
                                   0                                       4.c.

     d.   Loans and leases,
     net of unearned income,
     allowance, and reserve
     (item 4.a minus 4.b
     and 4.c)...................                  2125      12,968,455      4.d.
5.   Assets held in trading
     accounts...................                  2146       3,109,630      5.
6.   Premises and fixed
     assets (including
     capitalized leases)........                  2145         497,559      6.
7.   Other real estate owned
     (from Schedule RC-M).......                  2150         101,446      7.
8.   Investments in unconsolidated
     subsidiaries and
     associated
- -98  companies (from
     Schedule RC-M).............                  2130           6,375      8.
9.   Customers' liability to
     this bank on acceptances
     outstanding................                  2155         477,130      9.
10.  Intangible assets (from
     Schedule RC-M).............                  2143         147,257     10.
11.  Other assets (from
     Schedule RC-F).............                  2160       2,607,308     11.
12.  Total assets (sum of
     items 1 through 11)........                  2170      34,491,462     12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:          The First National Bank of Chicago
Call Date: 12/31/93           ST-BK:  17-1630 FFIEC 031               Page RC-2
Address:                      One First National Plaza, Suite 0460
City, State  Zip:             Chicago, IL  60670
FDIC Certificate No.:         0/3/6/1/8

SCHEDULE RC-CONTINUED

                              DOLLAR AMOUNTS
                              IN THOUSANDS             BIL MIL THOU



LIABILITIES
13.  Deposits:
     a. In domestic offices
     (sum of totals of columns
     A and C from Schedule
     RC-E, part 1)............               RCON 2200 15,870,533     13.a.
     (1) Noninterest
     -bearing(1)..............     RCON 6631  7,494,138               13.a.(1)
     (2) Interest
     -bearing.................     RCON 6636  8,376,395               13.a.(2)
     b. In foreign offices,
     Edge and Agreement
     subsidiaries, and IBFs
     (from Schedule RC-E,
     part II).................                RCFN 2200  7,254,022    13.b.
     (1) Noninterest bearing..     RCFN 6631   352,283                13.b.(1)
     (2) Interest-bearing.....     RCFN 6636 6,901,739                13.b.(2)
14.  Federal funds purchased
     and securities sold under
     agreements to repurchase
     in domestic offices of
     the bank and of its Edge
     and Agreement
     subsidiaries, and
     in IBFs:
     a. Federal funds
     purchased................               RCFD 0278  2,649,907     14.a.
     b. Securities sold
     under agreements to
     repurchase...............               RCFD 0279    171,899     14.b.
15.  Demand notes issued to
     the U.S. Treasury........               RCON 2840    106,087     15.
16.  Other borrowed money.....               RCFD 2850  1,782,869     16.
17.  Mortgage indebtedness
     and obligations under
     capitalized leases.......               RCFD 2910    267,000     17.
18.  Bank's liability on
     acceptance executed
     and outstanding..........               RCFD 2920    477,130     18.
19.  Subordinated notes and
     debentures...............               RCFD 3200  1,175,000     19.
20.  Other liabilities
     (from Schedule RC-G).....               RCFD 2930  2,049,329     20.
21.  Total liabilities
     (sum of items 13
     through 20)..............               RCFD 2948 31,803,776     21.
22.  Limited-Life preferred
     stock and related
     surplus..................               RCFD 3282      0         22.
EQUITY CAPITAL
23.  Perpetual preferred
     stock and related
     surplus..................               RCFD 3838      0         23.
24.  Common stock.............               RCFD 3230    200,858     24.
25.  Surplus (exclude all
     surplus related to
     preferred stock).........               RCFD 3839  2,254,940     25.
26.  a. Undivided profits
     and capital reserves.....               RCFD 3632    232,478     26.a.
     b. LESS: Net unrealized
     loss on marketable equity
     securities...............               RCFD 0297       (299)    26.b.
27.  Cumulative foreign
     currency translation
     adjustments..............               RCFD 3284       (889)    27.
28.  Total equity capital
     (sum of items 23 through
     27)......................               RCFD 3210  2,687,686     28.
29.  Total liabilities,
     limited-life preferred
     stock, and equity capital
     (sum of items 21, 22,
     and 28)..................               RCFD 3300 34,491,462     29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external

     auditors as of any date during 1992......................             M.1.



1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work




(1) Includes total demand deposits and noninterest-bearing time and savings deposits.